                                                                      EXHIBIT 11
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                         ATTRIBUTABLE TO COMMON STOCKS


                                                               YEAR ENDED DECEMBER 31, 1994
                                                        ------------------------------------------
                                                         $1 2/3 PAR
                                                        VALUE COMMON     CLASS E        CLASS H
                                                           STOCK       COMMON STOCK   COMMON STOCK
                                                        ------------   ------------   ------------
                                                          (DOLLARS IN MILLIONS EXCEPT PER SHARE
                                                                         AMOUNTS)
Net income attributable to stocks (before cumulative
  effect of accounting change).........................   $4,965.9        $444.4         $248.4
Dividends on preference stocks.........................      320.7            --             --
                                                        ----------     ---------      ---------
Earnings attributable to common stocks.................    4,645.2         444.4          248.4
Dividends on common stocks.............................      592.6         124.8           73.8
                                                        ----------     ---------      ---------
Undistributed earnings.................................    4,052.6         319.6          174.6
Adjustments
  Add-back dividends on assumed conversion of
     preference stock..................................       32.5            --             --
  Change in earnings attributable to each class of
     common stock related to the assumed exercise of
     stock options*....................................       (5.3)           --            5.3
  Dividends on assumed common stock transactions.......      (10.4)           --           (1.6)
                                                        ----------     ---------      ---------
Adjusted earnings attributable to common stocks........   $4,069.4        $319.6         $178.3
                                                        ==========     =========      =========
Weighted average shares outstanding (in millions)......      741.3         260.3           92.1
Adjustments
  Shares issued on assumed conversion of preference
     stock*............................................        8.2            --             --
  Assumed exercise of dilutive stock options*..........        4.8            --            2.0
                                                        ----------     ---------      ---------
Adjusted weighted average shares outstanding...........      754.3         260.3           94.1
                                                        ==========     =========      =========
Per Share Data
  Earnings per share attributable to undistributed
     earnings on common stocks (before cumulative
     effect of accounting change)......................      $5.40         $1.23          $1.90
Cumulative effect of accounting change at January 1,
  1994.................................................      (1.05)           --          (0.08)
Dividends..............................................       0.80          0.48           0.80
Earnings per share attributable to common stocks.......      $5.15         $1.71          $2.62
                                                             =====         =====          =====


-------------------------
Note: The difference between fully diluted and primary earnings per share is immaterial.

* The assumed conversion of preference stock and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONTINUED

                                                               YEAR ENDED DECEMBER 31, 1993
                                                       --------------------------------------------
                                                        $1 2/3 PAR
                                                          VALUE          CLASS E         CLASS H
                                                       COMMON STOCK    COMMON STOCK    COMMON STOCK
                                                       ------------    ------------    ------------
                                                          (DOLLARS IN MILLIONS EXCEPT PER SHARE
                                                                         AMOUNTS)
Net income attributable to stocks...................     $1,894.1         $367.2          $204.5
Dividends on preferred and preference stocks........        356.8             --              --
                                                         --------         -------         -------
Earnings attributable to common stocks..............      1,537.3          367.2           204.5
Dividends on common stocks..........................        565.8           97.2            64.1
                                                         --------         -------         -------
Undistributed earnings..............................        971.5          270.0           140.4
Adjustments
  Add-back dividends on assumed conversion of
     preference stocks..............................          4.6             --              --
  Change in earnings attributable to each class of
     common stock related to the assumed share
     transactions*..................................        (10.5)          10.5              --
  Attributable to conversion of options*............         (6.6)           0.1             6.5
  Dividends on assumed common stock transactions....         (6.1)          (2.8)           (2.0)
                                                         --------         -------         -------
Adjusted earnings attributable to common stocks.....     $  952.9         $277.8          $144.9
                                                         ========         =======         =======
Weighted average shares outstanding (in millions)...        710.2          243.0            88.6
Adjustments
  Shares issued on assumed conversion of preference
     stocks*........................................           --            7.0              --
  Assumed exercise of dilutive stock options*.......          7.5             --             2.8
                                                         --------         -------         -------
Adjusted weighted average shares outstanding........        717.7          250.0            91.4
                                                         ========         =======         =======
Per Share Data
Earnings per share attributable to undistributed
  earnings on common stocks.........................        $1.33          $1.11           $1.58
Dividends...........................................         0.80           0.40            0.72
                                                         --------         -------         -------
Earnings per share attributable to common stocks....        $2.13          $1.51           $2.30
                                                         ========         =======         =======

-------------------------
Note: The difference between fully diluted and primary earnings per share is immaterial.

* The assumed conversion of preference stocks and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONCLUDED

                                                          YEAR ENDED DECEMBER 31, 1992
                                                 ----------------------------------------------
                                                  $1 2/3 PAR
                                                    VALUE           CLASS E          CLASS H
                                                 COMMON STOCK     COMMON STOCK     COMMON STOCK
                                                 ------------     ------------     ------------
                                                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
Net income (loss) attributable to stocks
  (before cumulative effect of accounting
  changes)....................................    $ (2,914.3)        $278.4           $ 15.3
Dividends and accumulation of redemption value
  on preferred and preference stocks..........         306.3             --               --
                                                  -----------        -------          -------
Earnings (Loss) attributable to common
  stocks......................................      (3,220.6)         278.4             15.3
Dividends on common stocks....................         945.4           76.1             53.3
                                                  -----------        -------          -------
Undistributed earnings (loss).................      (4,166.0)         202.3            (38.0)
Adjustments
  Add-back dividends on assumed conversion of
     preference stocks........................          19.8             --               --
  Change in earnings attributable to each
     class of common stock related to the
     assumed share transactions(1)............         (46.2)          46.2               --
  Dividends on assumed common stock
     transactions.............................            --          (12.5)              --
                                                  -----------        -------          -------
Adjusted earnings (loss) attributable to
  common stocks...............................    $ (4,192.4)        $236.0            (38.0)
                                                  ===========        =======          =======
Weighted average shares outstanding (in
  millions)...................................         670.5          209.1             75.3
Adjustments
  Shares issued on assumed conversion of
     preference stocks(1).....................            --           34.8               --
                                                  -----------        -------          -------
Adjusted weighted average shares
  outstanding.................................         670.5          243.9             75.3
                                                  ===========        =======          =======
Per Share Data
  Earnings (Loss) per share attributable to
     undistributed earnings (loss) on common
     stocks (before cumulative effect of
     accounting changes)......................        $(6.25)         $0.97           $(0.50)
Cumulative effect of accounting changes at
  January 1, 1992.............................        (33.43)            --            (2.18)
Dividends.....................................          1.40           0.36             0.72
Adjustment....................................            --             --            (0.33)(2)
                                                  -----------        -------          -------
Earnings (Loss) per share attributable to
  common stocks...............................       $(38.28)         $1.33           $(2.29)
                                                  ===========        =======          =======

-------------------------
Note: The difference between fully diluted and primary earnings per share is immaterial.

(1) The assumed conversion of preference stocks and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income (Loss).

(2) The per-share reported loss attributable to Class H common stock of $(2.29) equals the sum of the separate computations of each of the four quarters, consistent with the requirements for calculating earnings per share based on GMHE earnings and the Class H denominator. The calendar year calculation shown above (based on 1992 weighted average outstanding Class H shares for the year) requires an adjustment of $(0.33) due to the significant differences in the average number of shares outstanding in each quarter and the variations in quarterly earnings.